Exhibit 99.1

City Office REIT Reports Third Quarter 2018 Results

VANCOUVER—November 1, 2018—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended September 30, 2018.

Third Quarter Highlights

•	GAAP net loss attributable to common stockholders was approximately $3.2 million, or ($0.08) per fully diluted share;

•	Core FFO was approximately $10.4 million, or $0.28 per fully diluted share;

•	AFFO was approximately $7.5 million, or $0.20 per fully diluted share;

•	In-place occupancy closed the quarter at 90.1%; the Company executed approximately 199,000 square feet of new and renewal leases during the quarter;

•	Acquired Circle Point in Denver, Colorado and The Quad in Phoenix, Arizona for an aggregate purchase price of $110.8 million;

•	Same Store NOI increased 4.5% and Same Store Cash NOI increased 0.8% as compared to the third quarter 2017;

•	Issued 3,410,802 shares of common stock pursuant to the Company’s at-the-market (“ATM”) program at an average price of $12.79 per share for gross proceeds of approximately $43.6 million;

•	Declared a third quarter dividend of $0.235 per share of common stock, paid on October 25, 2018; and

•	Declared a third quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on October 25, 2018.

Highlights Subsequent to Quarter End

•	Awarded or under letter of intent for approximately $62 million of potential acquisitions.

“Underlying real estate fundamentals in our markets remain strong across the board. All of our markets have experienced positive net absorption of office space year-to-date and average rental rates continue to trend upward at a moderate pace,” commented James Farrar, the Company’s Chief Executive Officer.

“Our focus for the remainder of the year will be converting these market conditions into leasing the larger, attractive blocks of vacant space in our portfolio. In addition, acquisition activity in our markets remains very strong, which has resulted in a slower pace of conversions from our pipeline. Nonetheless, we continue to strictly adhere to our disciplined underwriting of acquisition opportunities and are confident that our robust pipeline will result in accretive acquisitions as we deploy the balance of our acquisition capital.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and Adjusted Cash NOI, to the most directly comparable GAAP financial measure can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of September 30, 2018 contained 5.3 million net rentable square feet and was 90.1% occupied.

City Office’s NOI was approximately $20.3 million, or approximately $19.2 million on an adjusted cash basis, during the third quarter of 2018. NOI for the quarter benefited from approximately $80,000 of termination fee income.

Same Store NOI increased 4.5% as compared to the third quarter 2017 and Same Store Cash NOI increased 0.8%. Same Store Cash NOI benefited from contractual rent escalators, mark-to-market lease rollovers and occupancy gains at our properties in Dallas, Phoenix, Portland and Tampa. While our properties in Denver and Orlando also benefited from rent escalators, these positive increases were offset by the negative impact of occupancy decreases at three properties in Denver and our FRP Collection property in Orlando.

Investment and Disposition Activity

The Company completed the previously announced acquisition of Circle Point in Denver, Colorado for a purchase price of $59.8 million, exclusive of closing costs. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 6.8%.

The Company completed the previously announced acquisition of The Quad in Phoenix, Arizona for a purchase price of $51.0 million, exclusive of closing costs. The acquisition is anticipated to generate an initial full-year net operating income yield of approximately 7.1%.

Year to date, the Company has completed $167.3 million in total acquisitions at an average anticipated initial full-year net operating income yield of approximately 7.4%.

City Office continues to pursue a number of advanced acquisition opportunities, including two separate transactions which have been awarded to the Company for an aggregate purchase price of approximately $62 million. These potential acquisitions remain subject to the negotiation of definitive agreements, the successful completion of due diligence and customary closing conditions, and, as a result, these acquisitions may not occur on the terms we expect, or at all.

Leasing Activity

The Company’s total leasing activity during the third quarter of 2018 was 199,000 square feet, which included 119,000 square feet of new leasing and 80,000 square feet of renewals. 191,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 4.8 years at a weighted average annual rent per square foot of $32.18 and at a weighted average cost of $5.20 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.8 years at a weighted average annual rent per square foot of $25.52 and at a weighted average cost of $3.36 per square foot per year.

Capital Structure

As of September 30, 2018, the Company had total principal outstanding debt of approximately $552.2 million. 90.4% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 6.5 years and a weighted average interest rate of 4.2%.

During the quarter, the Company issued 3,410,802 shares of its common stock through its ATM program at an average price of $12.79 per share, resulting in 39,891,320 total shares of common stock outstanding, fully diluted, at quarter end. At quarter end, this equated to a common equity market capitalization of over $500 million for the first time in the Company’s history.

Dividends

On September 14, 2018, the Company’s board of directors approved and the Company declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended September 30, 2018. The dividend was paid on October 25, 2018 to common stockholders and unitholders of record as of October 11, 2018.

On September 14, 2018, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on October 25, 2018 to preferred stockholders of record as of October 11, 2018.

2018 Outlook

The Company’s second quarter guidance update assumed that no equity capital raises were completed for the remainder of 2018 and that the Company was fully deployed by the end of the third quarter 2018.

We have adjusted our Q4 2018 Core FFO guidance range due to the Company’s issuance of approximately 3.4 million shares of common stock through the Company’s ATM program during the third quarter and the anticipated timing of acquisition capital deployment. The Company has been awarded approximately $62 million of acquisitions, but the timing of the closing of these acquisitions, if the closings occur at all, is expected to be late in the fourth quarter of 2018 or in the first quarter of 2019 and as a result, these potential acquisitions are not expected to have a material impact on Q4 2018 Core FFO results.

	Previous		Updated
	Low	High	Low	High
Q4 2018 Core FFO per diluted share:	$0.31	$0.34	$0.27	$0.28

The actual timing of future acquisitions and dispositions, if any, will have a material impact on the Company’s actual per share results. The updated expectations above reflect management’s view of current and future property operations and market conditions, including assumptions such as rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding and interest rates.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on November 1, 2018.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on November 1, 2018, continuing through 11:59 pm

Eastern Time on February 1, 2019 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10124046. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as total revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or signification renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of September 30, 2018.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	September 30,	December 31,
	2018	2017
Assets
Real estate properties
Land	$204,934	$188,110
Building and improvement	656,538	534,473
Tenant improvement	74,306	53,427
Furniture, fixtures and equipment	321	291

	936,099	776,301
Accumulated depreciation	(67,870)	(48,234)

	868,229	728,067

Cash and cash equivalents	13,696	12,301
Restricted cash	20,136	22,713
Rents receivable, net	25,081	20,087
Deferred leasing costs, net	10,250	7,793
Acquired lease intangible assets, net	73,777	65,088
Prepaid expenses and other assets	2,706	2,013
Assets held for sale	—	38,427

Total Assets	$1,013,875	$896,489

Liabilities and Equity
Liabilities:
Debt	$546,016	$489,509
Accounts payable and accrued liabilities	23,163	17,605
Deferred rent	4,698	4,223
Tenant rent deposits	4,406	3,523
Acquired lease intangible liabilities, net	8,693	8,649
Dividend distributions payable	11,148	10,318
Liabilities related to assets held for sale	—	2,830

Total Liabilities	598,124	536,657

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 39,544,073 and	395	360
36,012,086 shares issued and outstanding
Additional paid-in capital	376,689	334,241
Accumulated deficit	(74,079)	(86,977)

Total Stockholders’ Equity	415,005	359,624
Non-controlling interests in properties	746	208

Total Equity	415,751	359,832

Total Liabilities and Equity	$1,013,875	$896,489

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Rental income	$28,195	$21,452	$81,089	$65,400
Expense reimbursement	4,502	2,541	11,592	7,682
Other	850	757	2,636	2,224

Total Revenues	33,547	24,750	95,317	75,306

Operating Expenses:
Property operating expenses	13,253	10,693	36,627	30,977
General and administrative	1,850	1,446	5,793	5,236
Depreciation and amortization	13,379	9,449	37,044	29,095

Total Operating Expenses	28,482	21,588	79,464	65,308

Operating income	5,065	3,162	15,853	9,998
Interest Expense:
Contractual interest expense	(5,915)	(4,513)	(16,184)	(12,941)
Amortization of deferred financing costs	(311)	(372)	(1,297)	(1,027)

	(6,226)	(4,885)	(17,481)	(13,968)
Change in fair value of contingent consideration	—	—	—	2,000
Net gain on sale of real estate property	—	—	46,980	12,116

Net (loss)/income	(1,161)	(1,723)	45,352	10,146
Less:
Net income attributable to non-controlling interests in properties	(135)	(52)	(384)	(3,324)

Net (loss)/income attributable to the Company	(1,296)	(1,775)	44,968	6,822
Preferred stock distributions	(1,855)	(1,855)	(5,565)	(5,556)

Net (loss)/income attributable to common stockholders	$(3,151)	$(3,630)	$39,403	$1,266

Net (loss)/income per common share:
Basic	$(0.08)	$(0.12)	$1.08	$0.04

Diluted	$(0.08)	$(0.12)	$1.07	$0.04

Weighted average common shares outstanding:
Basic	37,494	30,262	36,572	29,966

Diluted	37,494	30,262	36,920	30,268

Dividend distributions declared per common share	$0.235	$0.235	$0.705	$0.705

City Office REIT, Inc.

Reconciliation of Net Operating Income and Adjusted Cash NOI to Net Income

(Unaudited)

(In thousands)

Three Months Ended
September 30, 2018
Net loss	$(1,161)
Adjustments to net loss:
General and administrative	1,850
Contractual interest expense	5,915
Amortization of deferred financing costs	311
Depreciation and amortization	13,379

Net Operating Income (“NOI”)	$20,294
Net recurring straight line rent adjustment	(735)
Net amortization of above and below market leases	(5)

Portfolio Adjusted Cash NOI	$19,554
NCI in properties - share in cash NOI	(358)

Adjusted Cash NOI (CIO share)	$19,196

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
September 30, 2018
Net loss attributable to common stockholders	$(3,151)
(+) Depreciation and amortization	13,379

10,228
Non-controlling interests in properties:
(+) Share of net income	135
(-) Share of FFO	(278)

FFO attributable to common stockholders	$10,085

(+) Stock based compensation	356

Core FFO attributable to common stockholders	$10,441

(+) Net recurring straight line rent adjustment	(735)
(+) Net amortization of above and below market leases	(5)
(+) Net amortization of deferred financing costs	308
(-) Net recurring tenant improvement and incentives	(761)
(-) Net recurring leasing commissions	(1,313)
(-) Net recurring capital expenditures	(396)

AFFO attributable to common stockholders	$7,539

Core FFO per common share	$0.28

AFFO per common share	$0.20

Dividends per common share	$0.235
Core FFO Payout Ratio	85%
AFFO Payout Ratio	118%
Weighted average common shares outstanding	37,839

City Office REIT, Inc.

Reconciliation of Same Store Cash NOI to Total Revenues

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2018	2017
Total revenues	$33,547	$24,750
Property operating expenses	13,253	10,693

Net operating income (“NOI”)	$20,294	$14,057
Less: NOI of properties not included in same store	(8,230)	(2,517)

Same store NOI	$12,064	$11,540
Less:
Termination fee income	(56)	(23)
Straight line rent adjustment	(159)	214
Above and below market leases	(98)	(71)
NCI in properties - cash NOI	(279)	(278)

Same store cash NOI	$11,472	$11,382

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com